List of Material Foreign Patents

                                                                     Exhibit 7.1
                                                                     Page 1 of 1



        Name of           Patent            Date            Issuer
        Holder            Number
 1.  Braun, Dieter     Nr. 41 42 628      05/06/93       Bundesrepublik
                                                         Deutschland - URKUNDE
 2.  Braun, Dieter     European Patent    07/10/96       European Patent Office
                       No. 0617846